EXHIBIT 99.1
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                               GEODYNE ENERGY INCOME PROGRAMS
                  1999 YEAR-END ESTIMATED VALUATION ON A PER UNIT BASIS(1)


                                                                             CASH DISTRIBUTIONS PER UNIT
                                     1999 YEAR            1998          ------------------------------------
                                    END PER UNIT        YEAR-END                     CUMULATIVE
           FORMATION    UNIT         ESTIMATED         ESTIMATED        1999        DISTRIBUTIONS
P/SHIP       DATE       SIZE        VALUATION(2)      VALUATION(2)      TOTAL       THRU 12/31/99     P/SHIP
------     ---------    ----        ------------      ------------      -----       -------------     ------

II-A       07/22/87     $100         $25.91             $16.77         $2.62           $ 99.12       II-A
II-B       10/14/87      100          25.61              15.30          2.18             96.55       II-B
II-C       01/13/88      100          30.71              20.18          2.52            102.78       II-C
II-D       05/10/88      100          33.22              23.13          2.60            101.96       II-D
II-E       09/27/88      100          26.08              20.02          3.55            101.75       II-E
II-F       01/05/89      100          32.12              25.49          4.25            103.60       II-F
II-G       04/10/89      100          33.13              24.98          4.24             98.56       II-G
II-H       05/17/89      100          31.94              24.24          4.06             93.17       II-H


(1) This chart must be read in connection with the letter dated January 28, 2000, providing important assumptions and other information on the methodology used to calculate these estimates.
(2) 1999 Year-End estimates use $22.75 per barrel of oil and $2.24 per thousand cubic feet ("MCF") of gas compared to $9.50 per barrel and $2.03 per MCF of gas for the 1998 Year-End estimates.
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